UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2014

QUINSTREET, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34628	77-0512121
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

950 Tower Lane, 6th Floor

Foster City, CA 94404

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 578-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 17, 2014, QuinStreet, Inc. (“Company”) entered into a Second Amendment to its Second Loan Agreement (“Second Amendment”) with Comerica Bank, as administrative agent, to, among other things, amend financial covenants. The new terms provide greater flexibility for the Company to invest in strategic initiatives. The Second Amendment also reduces the revolving loan facility from $100.0 million to $50.0 million; the revolving loan facility remains undrawn. All of the changes were effective as of June 30, 2014.

The Company paid an amendment fee in connection with the Second Amendment equal to twenty basis points of the aggregate revolving loan commitment and outstanding term loan principal.

The foregoing summary of the Second Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Second Amendment, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The discussion of the Second Amendment to the Credit Agreement in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed herewith.

Exhibit Number	Description

10.1	Second Amendment, dated as of July 17, 2014, to the Second Amended and Restated Revolving Credit and Term Loan Agreement, as may be amended from time to time, by and among QuinStreet, Inc., Comerica Bank, as administrative agent and certain lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUINSTREET, INC.

Dated: July 22, 2014	By:	/s/ Douglas Valenti
Douglas Valenti
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Second Amendment, dated as of July 17, 2014, to the Second Amended and Restated Revolving Credit and Term Loan Agreement, as may be amended from time to time, by and among QuinStreet, Inc., Comerica Bank, as administrative agent and certain lenders party thereto.